                                                                  EXHIBIT 10.9

                                                                  EXECUTION COPY





                       --------------------------------

                             STOCKHOLDERS AGREEMENT

                                     AMONG

                              MS ACQUISITION CORP

                                      AND

                                ITS STOCKHOLDERS

                       --------------------------------





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     STOCKHOLDERS AGREEMENT (this "Agreement") dated as of August 13, 1996, by and among MS Acquisition Corp., a Delaware corporation ("Holding"), Aetna Holdings, Inc., a Delaware corporation ("Aetna Holdings"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), The Berkshire Fund, a Massachusetts limited partnership ("Berkshire"), each of the Persons whose names appear under the heading "Berkshire Group" on the signature pages hereto (individually, a "Berkshire Group Member" and collectively, the "Berkshire Group"), The Prudential Insurance Company of America, a New Jersey mutual insurance company ("Prudential"), Pruco Life Insurance Company, an Arizona corporation ("Pruco"), and the entities comprising the various retirement systems listed on the signature pages hereto (the "State of Michigan"; and together with Berkshire, the Berkshire Group, Prudential and Pruco, the "Institutional Investors"), each of the individuals whose names appear under the heading "Former Management Group" on the signature pages hereto (individually, a "Former Management Group Member" and collectively, the "Former Management Group"), and each of the individuals whose names appear under the heading "Management Group" on the signature pages hereto (individually, a "Management Group Member" and collectively, the "Management Group"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article I.


                                  RECITALS


     WHEREAS, Holding, Aetna Holdings, CVC and the Institutional Investors, have entered into that certain Recapitalization and Stock Purchase Agreement and that certain Stock Purchase Agreement, each dated as of August 13, 1996 (collectively, the "Recapitalization and Stock Purchase Agreements"), pursuant to which all of the issued and outstanding capital stock of Holding shall be owned as set forth in Annex I hereto;

     WHEREAS, each of the Stockholders and Holding desires to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities of Holding and matters relating to the corporate governance of Holding and its Subsidiaries.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

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                                  ARTICLE I
                             CERTAIN DEFINITIONS


          1.1 DEFINED TERMS.

               (a) The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

          "Additional Stockholder" means any Person (other than Aetna Holdings, any Institutional Stockholder, CVC Stockholder, Former Management Stockholder or Management Stockholder) to whom Holding issues or sells or Aetna Holdings sells Restricted Securities after the date hereof other than pursuant to a public offering registered under the Securities Act, in each case who has executed a Joinder Agreement as an Additional Stockholder pursuant to Section 6.2, and its direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "Aetna Holdings" means Aetna Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holding, and the owner of all the issued and outstanding capital stock of the Company.

          "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For purposes of this Agreement, employees, officers and directors of CVC and its Affiliates shall be "Affiliates" of CVC.

          "Affirmative Board Vote" means the affirmative vote of at least a majority of the members of the Board (assuming no vacancies), which majority shall include, unless the CVC Stockholders have elected in writing not to designate CVC Nominees, one director who is a CVC Nominee.

          "Associate" means, with respect to any Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such


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     of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

          "Berkshire Stockholder" means Berkshire, each Berkshire Group Member and each of their respective direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "Board" means the Board of Directors of Holding.

          "Cause" means, with respect to a Management Stockholder or Additional Stockholder, (i) a material breach by such Management Stockholder or Additional Stockholder of this Agreement, the Individual Investor Agreement, or any employment or confidentiality agreement to which such Management Stockholder is a party or (ii) the commission by such Management Stockholder of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of Holding or any of its Subsidiaries.

          "Certificate" means the Certificate of Incorporation of Holding, as the same may be amended and restated as of the Closing Date and as the same thereafter may be amended or restated from time to time.

          "Class A Common" means Holding's newly issued Class A Common Stock, par value $.01 per share, and any securities into which such Class A Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common.

          "Class B Common" means Holding's newly issued Class B Common Stock, par value $.01 per share, and any securities into which such Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common.

          "Closing Date" is the date on which the Closings under the Recapitalization and Stock Purchase Agreements occur.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

          "Common Stock" means the Class A Common and the Class B Common, any securities into which such Class A Common or Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common or Class B Common, and all other securities of any class or classes (however designated) of Holding the holders of which have the right, without limitation


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      as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

          "Company" means Aetna Industries, Inc., a Delaware corporation.

          "Company Value" shall mean the fair market value of Holding and its Subsidiaries on a consolidated basis, as determined by the Board. In making such determination of fair market value, except as set forth in the proviso at the end of this sentence, there shall be no discount to reflect the fact that there is no public market for the Restricted Securities or that any shares are subject to any restrictions on transferability or constitute less than 50% of the total number of Common Stock Equivalents on a Diluted Basis or otherwise do not provide the holder with voting control; provided, that in making its determination of fair market value the Board shall take into account the value of the business of Holding and its Subsidiaries as a whole rather than by reference to a public market valuation if the Board determines that Holding cannot effect an initial public offering of its Common Stock within a reasonable period of time following the date of such determination.

          "CVC Stockholders" means CVC, and each of its direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "Debentures" means Aetna Holdings' Junior Subordinated Notes due 2007.

          "Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination (other than shares of Common Stock owned by Aetna Holdings) and (ii) all shares of Common Stock issuable upon exercise of the Options.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Fair Market Value" means, with respect to each share of Common Stock as of a particular date, the average of the closing prices of such Common Stock on the New York Stock Exchange, Inc., on each of the thirty (30) trading days next preceding such date or, if such Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or if such Common Stock is not then listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Holding or if no such prices are available, the fair market value per share as determined in good faith by

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      the Board acting by Affirmative Board Vote; and (ii) with respect to the
      Series A Preferred, the fair market-value per share as determined in good faith by the Board acting by Affirmative Board Vote.

          "Former Management Stockholders" means the Former Management Group and each of their direct or indirect Permitted Transferees, so long as such Persons shall hold Restricted Securities.

          "Funded Debt" means, without duplication, with respect to any Person
      (i) all indebtedness for borrowed money or for the deferred purchase price of property, (ii) the face amount of all letters of credit, banker's acceptances and other credit facilities issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all liabilities secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized, (v) obligations with respect to any conditional sale agreement or title retention agreement and (vi) guarantees by such Person of the Funded Debt of another Person; but excluding in each case trade and other accounts payable in the ordinary course of business.

          "Institutional Stockholder" means Berkshire, the Berkshire Group, Prudential, Pruco, the State of Michigan and each of their respective direct and indirect Permitted Transferees, if any, so long as any such Person shall hold Restricted Securities.

          "Institutional Investor Agreement" means the Institutional Investor Agreement dated as of the date hereof among Holding and the Institutional Stockholders.

          "Individual Investor Agreement" means the Individual Investor Agreement dated as of the date hereof among Holding and certain of the Institutional Stockholders which are natural Persons.

          "Involuntary Transfer" means, with respect to Restricted Securities of any Management Stockholder or Additional Stockholder, any involuntary Transfer or Transfer by operation of law of such Restricted Securities (other than to a Permitted Transferee of such Management Stockholder or Additional Stockholder) by or in which such Management Stockholder or Additional Stockholder shall be deprived or divested of any right, title or interest in or to Restricted Securities, including, without limitation, by seizure under levy of attachment or execution, by foreclosure upon a pledge, in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, pursuant to any statute pertaining to escheat or abandoned property, pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, upon or


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     occasioned by the incompetence of any Management Stockholder or Additional
     Stockholder and to a legal representative of any Management Stockholder or Additional Stockholder.

          "Joinder Agreement" means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

          "Lien" means any lien, claim, change, encumbrance, security interest or other adverse claim of any kind.

          "Management Stockholders" means the Management Group and their respective Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "New Common Stock" means any Common Stock or any security exercisable, exchangeable or convertible for or into Common Stock ("Common Stock Equivalents"), other than any (i) Common Stock and Common Stock Equivalents issued in connection with any stock split, stock dividend or reclassification of any Restricted Securities or Common Stock Equivalents;
     (ii) Common Stock or Common Stock Equivalents issuable in a public offering registered under the Securities Act; or (iii) Common Stock or Common Stock Equivalents issuable upon conversion of the Class A Common or Class B Common or upon exercise of the Options.

          "Officer's Certificate" means a certificate signed by the Chief Financial Officer of Holding stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate or any documents accompanying such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Options" means the granted and outstanding vested Options to purchase an aggregate of 100,000 shares of Common Stock to the Management Stockholders pursuant to the Option Plan and any Options issued upon subdivision or combination, or in substitution thereof.

          "Option Plan" means that certain Option Plan Agreement dated as of August 13, 1996, and the individual grants dated as of even date therewith between Holding and certain Management Stockholders.

          "Original Cost" means, (i) as to each share of Common Stock purchased or otherwise acquired from Holding or owned by any Stockholder on the Closing Date, $1.419520803; (ii) as to each share of Common Stock purchased or otherwise acquired from Holding after the Closing Date, the price paid to Holding therefor, in each case appropriately adjusted to reflect all stock splits, stock dividends, recapitalizations or


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     similar events affecting the Common Stock subsequent to the date of purchase thereof, (iii) as to each share of Series A Preferred purchased or otherwise acquired from Holding or owned on the Closing Date, $100.00 and
     (iv) as to each share of Series A Preferred purchased or otherwise acquired from Holding after the Closing Date, the price paid to Holding therefor in each case appropriately adjusted to reflect all stock splits, stock dividends, recapitalizations or similar events affecting the Series A Preferred subsequent to the date of purchase thereof.

          "Permitted Transferee" means:

               (i) as to any Stockholder who is a natural person, (a) the spouse or any lineal descendant (including by adoption) of such Stockholder, or (b) any trust (i) (including a charitable trust) of which such Stockholder is the trustee or (ii) which is established solely for the benefit of any such Stockholder or such Stockholder's spouse or any lineal descendant (including by adoption) and in the case of each of
          (b)(i) or (b)(ii) above the terms of any such trust is not inconsistent with the terms of this Agreement, or (c) any partnership whose terms are not inconsistent with the terms of this Agreement, the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i)(a);

               (ii) as to any CVC Stockholder, any other CVC Stockholder; any director, officer, employee, representative, general partner or limited partner, Associate or Affiliate of CVC; any director, officer, employee, representative, general partner or limited partner of any such Affiliate; and any trust, a majority in interest of the beneficiaries of which, or corporation or partnership, a majority in interest of the stockholders or limited partners of which, or partnership, the managing general partner of which, are (or is) one or more of the Persons identified in this clause (ii), the spouse of any such Person and/or such Person's lineal descendants (including by adoption); or, if it would be impracticable or not advisable, in the good faith opinion of CVC to transfer Restricted Securities to such Persons named above, to any other Person in order to avoid a Regulatory Problem;

               (iii) as to any Institutional Stockholder, any Affiliate or Associate of such Institutional Stockholder; provided, that with respect to the State of Michigan, Permitted Transferee also means any successor fiduciary for the State of Michigan;

               (iv) as to any Berkshire Stockholder, any other Berkshire Stockholder; any director, officer, employee, general partner or limited partner, or Affiliate of Berkshire; any director, officer, employee, general partner or limited partner of any such Affiliate; and any trust, a majority in interest of the

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          beneficiaries of which, or corporation or partnership, a majority in interest of the stockholders or limited partners of which, or partnership, the managing general partner of which, are (or is) one or more of the Persons identified in this clause (ii), the spouse of any such Person and/or such Person's lineal descendants (including by adoption); and

               (v)  as to Prudential and Pruco, any trust managed by Prudential.

          "Person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

          "Pro Rata" means, with respect to one or more Stockholders or Option holders, (i) as it relates to Common Stock, in proportion to the number of shares of Common Stock on a Diluted Basis owned by such Stockholder or Stockholders or which may be acquired by any Stockholder or Stockholders or by any Option holder or Option holders pursuant to any Option, and (ii) as it relates to Series A Preferred, in proportion to the number of shares of Series A Preferred, owned by such Stockholder or Stockholders.

          "Pruco Stockholder" means Pruco and each of its Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "Prudential Stockholder" means Prudential and each of its Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "Qualifying Offering" means the consummation of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act as a result of which (together with any prior public offering of Common Stock registered under the Securities Act) Holding raises at least $20 million of aggregate gross proceeds to the Company.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among Holding and the parties hereto, as the same may be amended from time to time.

          "Restricted Securities" means the Common Stock, the Series A Preferred and the Options, and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

          "Sale of the Company" means the sale of Holding, Aetna Holdings or the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions


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
          to a Person or Persons that is not an Affiliate of CVC pursuant to which such Person or Persons (together with its Affiliates) acquires
          (i) securities representing at least a majority of the voting power of all securities of Holding or the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of Holding's or the Company's assets; provided that a merger or consolidation of Aetna Holdings into or with Holding or the Company shall not constitute a Sale of the Company.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "Senior Debt" means (i) the "Obligations" as such term is defined in the guaranties by Holding or any of its Subsidiaries, including without limitation any interest accruing on any Obligation after the date of filing of a petition in any bankruptcy, insolvency, arrangement, reorganization and receivership proceeding involving Holding or any of its Subsidiaries (or any other obligor with respect to the underlying debt), whether or not such interest is an allowed claim in such proceeding, and (ii) any and all refundings, renewals, refinancings, replacements and extensions of any Senior Debt described in clause (i) above, whether or not with the original lender or holders thereof.

               "Series A Preferred" means Holding's Series A Preferred Stock, par value $.01 per share.

               "Significant Transaction" means: (i) any merger, consolidation or other business combination of Holding or any of its Subsidiaries with or into any Person or any formation by Holding or any of its Subsidiaries of any Subsidiary; (ii) any sale, lease, exchange or other disposition by Holding or any of its Subsidiaries of a significant portion of Holding's assets on a consolidated basis, in a single transaction or a series of related transactions, to or with any Person; (iii) any amendment to or modification or repeal of any provision of the Restated Certificate of Incorporation or the By-Laws of Holding; (iv) any acquisition by Holding or any of its Subsidiaries of securities or assets, in a single transaction or a series of related transactions, if such securities or assets will represent a significant portion of the total assets of Holding, as reflected on Holding's most recent consolidated balance sheet, as such is determined in accordance with the generally accepted accounting principles used to prepare such balance sheet; (v) any increase or reduction of the capital of Holding or any of its Subsidiaries or the creation of any additional class of capital stock of Holding or any of its Subsidiaries, or the issuance, except pursuant to the terms of the Series A Preferred or the Debentures, by Holding or any of its Subsidiaries of capital stock or securities convertible, exercisable or exchangeable for or into shares of capital stock on a basis other than pro rata to the holders of capital stock other than (A) the issuance of Common Stock upon the exercise of securities exercisable, convertible or exchangeable for or into Common Stock where the issuance of such securities has been approved by Affirmative Board Vote and (B) the

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          issuance of Common Stock upon the conversion of any class of Common
          Stock; (vi) the incurrence after the Closing Date by Holding or any of its Subsidiaries of Funded Debt or any modification or amendment to any agreement governing the extension thereof (other than any incurrence pursuant to the terms of an agreement previously approved by the Board by Affirmative Board Vote); (vii) the dissolution of Holding, the adoption of a plan of liquidation by Holding, any action by Holding to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; and
          (viii) any transaction or dealing between Holding or any of its Subsidiaries and one or more of its Stockholders not entered into in the ordinary course of business on an arm's-length basis.

               "State of Michigan Stockholder" means the State of Michigan and each of its Permitted Transferees, so long as they hold Restricted Securities.

               "Stockholders" means each of the CVC Stockholders, the Institutional Stockholders, the Former Management Stockholders, the Management Stockholders and the Additional Stockholders.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

               "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Restricted Securities or any interests therein.


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


               (b) Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

               (c) The following terms, when used in this Agreement, shall have the meanings defined for such terms in the Section set forth below:


               Term                                     Section
               ----                                     --------

              "Acceptance Date"                          7.1
              "Acceptance Notice"                        7.1
              "Agreement"                                Preamble
              "Article III Offer"                        3.1(a)
              "Berkshire Group"                          Preamble
              "Berkshire Group Member"                   Preamble
              "Buyer"                                    3.1(a)
              "Common Stock Equivalents"                 1.1
              "Company"                                  1.1
              "CVC"                                      Preamble
              "CVC Nominee"                              5.1(a)
              "CVC Nominees"                             5.1(a)
              "CVC Observer"                             5.6
              "Disinterested Director Nominee"           5.1(a)
              "Disinterested Director Nominees"          5.1(a)
              "Former Management Group"                  Preamble
              "Former Management Group Member"           Preamble
              "Holding"                                  Preamble
              "Holding Designee"                         4.1
              "Holding Notice"                           2.5(b)
              "Inclusion Notice"                         3.1(a)
              "Inclusion Right"                          3.1(b)
              "Institutional Investors"                  Preamble
              "Institutional Observer"                   5.6
              "Management Group"                         Preamble
              "Management Group Member"                  Preamble
              "Management Nominee"                       5.1(a)
              "Management Representative"                5.4
              "New Common Stock Notice"                  7.1
              "New Common Stock Offer"                   7.1
              "New Common Stock Offerees"                7.1
              "New Common Stock Units"                   7.1
              "Nominating Committee"                     5.1(a)
              "Nominee"                                  5.1(a)
              "Nominees"                                 5.1(a)


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



        "Notice of Intention"                                   2.5(a)
        "Observer"                                              5.6
        "Offer Price"                                           2.5(a)
        "Offered Securities"                                    2.5(a)
        "Offerees"                                              3.1(a)
        "Prospective Buyers"                                    2.5(a)
        "Prospective Buyer Notice"                              2.5(c)
        "Pruco"                                                 Preamble
        "Prudential"                                            Preamble
        "Purchase Notice"                                       4.1
        "Recapitalization and Stock Purchase Agreements"        Recitals
        "Regulatory Problem"                                    6.4(c)
        "Regulatory Right"                                      5.9
        "Resale"                                                4.6(a)
        "Resale Closing"                                        4.6(c)
        "Resale Closing Date"                                   4.6(c)
        "Resale Price"                                          4.6(a)
        "Sale Event"                                            4.1
        "Sale Event Acceptance Date"                            4.5
        "Sale Event Agent"                                      4.1
        "Sale Event Notice"                                     4.5
        "Sale Event Offer"                                      4.5
        "Sale Event Purchasers"                                 4.1
        "Sale Event Stock"                                      4.5
        "Sell Notice"                                           4.6(b)
        "Sellers"                                               4.1
        "Selling Stockholder"                                   2.5(a)
        "State of Michigan"                                     Preamble
        "Third Party"                                           2.5(e)
        "Transferor"                                            3.1(a)
        "Transferor Shares"                                     3.1(a)




                                   ARTICLE II
                       TRANSFERS OF RESTRICTED SECURITIES


     2.1 RESTRICTIONS GENERALLY; SECURITIES ACT. (a) Each Stockholder agrees that it will not, directly or indirectly, Transfer any Restricted Securities except in accordance with the terms of this Agreement. Any attempt to Transfer any Restricted Securities not in accordance with the terms of this Agreement shall be null and void and neither the issuer of such securities


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
nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

               (b) Each Stockholder agrees that, in addition to the other requirements herein, it will not Transfer any Restricted Securities except pursuant to an effective registration statement under the Securities Act, or upon receipt by Holding of an opinion of counsel to the Stockholder reasonably satisfactory to Holding or, if agreed by the Board, counsel to Holding, or a no-action letter from the Commission addressed to Holding, to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act.

            2.2 LEGEND. (a) Each certificate representing Restricted Securities shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, RIGHTS TO REPURCHASE AND TO REQUIRE TRANSFERS CONTAINED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 13, 1996 AMONG MS ACQUISITION CORP. (THE "COMPANY") AND ITS STOCKHOLDERS, AS MAY BE AMENDED FROM TIME TO TIME AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 13, 1996 AMONG THE COMPANY AND THE OTHER PARTIES THERETO, AND THE STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 13, 1996 AMONG THE COMPANY AND THE OTHER PARTIES THERETO AS SUCH AGREEMENTS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME. COPIES OF THE STOCKHOLDERS AGREEMENT, THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT AND THE STOCK PURCHASE AGREEMENT, EACH AS AMENDED, ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT


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
            (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
            UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL
            FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT, AS PROVIDED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT DESCRIBED ABOVE.

            THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY ARE SET FORTH IN THE CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST.

               (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities
Act) shall also bear such legends, unless in the opinion of counsel for Holding, the Restricted Securities represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) shall at the request of Holder be removed.

     2.3  LIMITATIONS ON REPURCHASES, DIVIDENDS, ETC.   Each Stockholder
understands that Holding is entering or has entered into certain financing agreements which will or do contain prohibitions, restrictions and limitations, among other things, on the ability of Holding to purchase any Restricted Securities (whether pursuant to this Agreement or otherwise), to pay dividends and to waive, modify or discharge any rights or obligations under this Agreement.

     2.4 TRANSFERS BY INSTITUTIONAL STOCKHOLDERS, FORMER MANAGEMENT STOCKHOLDERS, MANAGEMENT STOCKHOLDERS AND ADDITIONAL STOCKHOLDERS. Each of the Institutional Stockholders, each of the Management Stockholders and each of the Additional Stockholders severally agree that it will not Transfer any Restricted Securities, except (a) to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement; (b) with the approval of the Board acting by Affirmative Board Vote, including, without limitation, pursuant to a merger or consolidation of Holding; (c) pursuant to the exercise of any rights such Stockholder may have under the Registration Rights Agreement; (d) to any CVC Stockholder; (e) subject to
Section 8.9, any Institutional Stockholder may Transfer Restricted Securities to any other Institutional Stockholder; (f) pursuant to Section 2.6 or 2.7, Article III (in the capacity of an Offeree thereunder) or, with respect to Management Stockholders and Additional Stockholders, Article IV; (g) pursuant to Section 2.5 (and to the extent applicable in the capacity of a Transferor under Article III); provided, however, that none of the Management Stockholders or Additional Stockholders shall Transfer any Restricted Securities pursuant to
Section 2.5 (or as a Transferor under Article III) for a period of five years following the Closing Date, and none of the Management Stockholders or Additional Stockholders shall transfer any Options except pursuant to Section 2.6, 2.7 or 3.2 or Article IV, (h) after August 13, 2006; or (i) after a Sale of the Company. Notwithstanding anything to the contrary contained herein, no Transfer (including without limitation any Involuntary Transfer but excluding any Transfer made in accordance with this Agreement in connection with a Sale of the Company) or entry into any agreement or arrangements with respect to Transfer or the exercise of rights under Article V hereof (including without limitation any agreement or arrangement entered into by the Management Stockholders which would cause the Management Stockholders to cease to have the full right and power to designate the Management Director) by an Institutional Stockholder, Former Management Stockholder, Management Stockholder or Additional Stockholder of Restricted Securities will be permitted or will be effective (other than pursuant to Inclusion Rights exercised in connection with a Transfer by the Institutional Stockholders and the Former Management Stockholders, pursuant to the exercise of an Article III Offer by the Institutional Stockholders or the Former Management Stockholders (as the case may be) or in connection with any registered public offering) to the extent such Transfer, agreement or other arrangement would result in (i) a change of control, event of default or other prepayment obligation by Holding (or any of its Subsidiaries) under (A) any agreement or instrument evidencing Senior Debt or the Series A Preferred or (B) any successor agreement or instrument with respect to Senior Debt that contains such a provision which is no more restrictive of the rights of any Institutional Stockholder, Former Management Stockholder, Management Stockholder or Additional Stockholder (as the case may be) to transfer the securities of Holding or any Subsidiary than the most restrictive provision contained in the agreements and instruments referred to in clause (A) above or
(ii) the Management Stockholders no longer having the right to designate the Management Director pursuant to Section 5.1 by virtue of their ownership of shares of Restricted Securities.

     2.5 RIGHT OF FIRST OFFER. (a) Except for Transfers permitted pursuant to clauses (a) (i) through (vi) of Section 2.4, if any Institutional Stockholder, Former Management Stockholder, Management Stockholder or Additional Stockholder (a "Selling Stockholder") desires to Transfer any Restricted Securities (the "Offered Securities"), prior to any Transfer it shall give written notice of the proposed Transfer (the "Notice of Intention") to Holding and to CVC on behalf of each of the CVC Stockholders and to the Institutional Investors (the "Prospective Buyers"), specifying the type and number of Offered Securities which such Selling Stockholder wishes to Transfer, the proposed purchase price (the "Offer Price") therefor and all other material terms and conditions of the proposed Transfer.

     (b) For a period of twenty (20) days following its receipt of the Notice of Intention, Holding shall have an irrevocable right to purchase all or any portion of the Offered

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

Securities at the Offer Price and on the other terms specified in the Notice of Intention, exercisable by delivery of notice (the "Holding Notice") to the Selling Stockholder, with a copy to each of the Prospective Buyers, specifying the number of Offered Securities with respect to which Holding is exercising its option.

     (c) For a period of twenty (20) days following its receipt of the Holding Notice or, if no Holding Notice is so received, for a period of forty-five (45) days following its receipt of the Notice of Intention, each of the Prospective Buyers shall have the irrevocable right to purchase at the Offer Price and on the other terms required to be specified in the Notice of Intention, any or all of the Offered Securities which Holding has elected not to purchase, Pro Rata among the Prospective Buyers; provided, however, that in the event any Prospective Buyer does not purchase any or all of its Pro Rata portion of the Offered Securities, the other Prospective Buyers shall have the right to purchase such portion, Pro Rata, until all of such Offered Securities are purchased or until such other Prospective Buyers do not desire to purchase any more Offered Securities. The right of the Prospective Buyers pursuant to this
Section 2.5(c) shall be exercisable by delivery of a notice (the "Prospective Buyer Notice") setting forth the maximum number of Offered Securities that such Prospective Buyer wishes to purchase, including any number which would be allocated to such Prospective Buyer in the event any other Prospective Buyer does not purchase all or any portion of its Pro Rata portion, to the Selling Stockholder, Holding and the other Prospective Buyers and shall expire if unexercised within such 20-day or 45-day period, as applicable.

     (d) Notwithstanding the foregoing provisions of this Section 2.5, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither Holding nor any Prospective Buyer may purchase any Offered Securities unless all of the Offered Securities are to be purchased (whether by Holding or the Prospective Buyers, or any combination thereof).

     (e) If all notices required to be given pursuant to this Section 2.5 have been duly given and (i) Holding and the Prospective Buyers determine not to exercise their respective options to purchase the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention or (ii) Holding and the Prospective Buyers determine, with the consent of the Selling Stockholder, to exercise their options to purchase less than all of the Offered Securities or (iii) Holding or any CVC Stockholder that is a Prospective Buyer fails to purchase any Offered Securities pursuant to and in accordance with this
Section 2.5 other than as a result of a breach of this Section 2.5 by the Selling Stockholder, then the Selling Stockholder shall have the right, for a period of one hundred (100) days from the earlier of (A) the expiration of the last applicable option period pursuant to this Section 2.5 or (B) the date on which such Selling Stockholder receives notice from Holding and the Prospective Buyers that they will not exercise in whole or in part the options granted pursuant to this Section 2.5, to sell to a third party (a "Third Party") the Offered Securities remaining unsold under this Section 2.5 at a price not less than the Offer Price and on the other terms required to be set forth in the Notice of Intention; provided that prior to any such Transfer to a Third Party, such Third Party executes and delivers to Holding, for the benefit of Holding and all Stockholders, a Joinder Agreement and thereby becomes a party to this Agreement and such Selling Stockholder first complies with the provisions of Article III.

     (f) The closing of any purchase and sale to Holding or any Prospective Buyer pursuant to this Section 2.5 shall take place on such date, not later than fifteen (15) business days after the later of delivery to the Selling Stockholder of (i) the Holding Notice and (ii) the Prospective Buyer Notice, as Holding and the Selling Stockholder shall select. At the closing of such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities being sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchasers thereof, duly executed by the Selling Stockholder, free and clear of any Liens, against delivery of the Offer Price therefor.

     (g) The Stockholders hereby agree that the following events shall be deemed a Transfer of Restricted Securities owned or held of record by any Stockholder for purposes of this Agreement: Any change of control of such Stockholder, whereby (i) all or substantially all of the assets of, or equity interest in such Stockholder is sold, whether by merger or otherwise, to any Person or Persons other than a Permitted Transferee of such Stockholder; or (ii) a majority of the economic interest of such Stockholder is transferred to any Person or Persons other than a Permitted Transferee.

     2.6 INVOLUNTARY TRANSFERS. (a) Upon the occurrence of any event which would cause any Restricted Securities owned by a Management Stockholder or by an Additional Stockholder to be Transferred by Involuntary Transfer, such Management Stockholder or Additional Stockholder (or his legal representative or successor) shall give Holding written notice thereof stating the terms of such Involuntary Transfer, the identity of the transferee or proposed transferee, the price or other consideration, if readily determinable, for which the Restricted Securities are proposed to be or have been Transferred and the number of Restricted Securities which are the subject of such Transfer, and Holding shall notify all of the Stockholders of the same. After its receipt of such notice or, failing such receipt, after Holding otherwise obtains actual knowledge of such a proposed or completed Involuntary Transfer, Holding shall have the right and option to purchase (or to have any designee purchase) all or any portion of such Restricted Securities, which right shall be exercised by written notice given by Holding to the transferor (or transferee following the occurrence of any Involuntary Transfer) within sixty (60) days following the later of (i) Holding's receipt of such notice or, failing such receipt, Holding's obtaining actual knowledge of such proposed or completed Transfer and (ii) the date of such Involuntary Transfer.

     (b) Any purchase pursuant to this Section 2.6 shall be at the price and on the terms applicable to such Involuntary Transfer; provided, however, that if the nature of the event giving rise to such Involuntary Transfer is such that no readily determinable consideration is to be paid for or assigned to the Transfer of the Restricted Securities, the price to be paid by Holding and the applicable terms shall be the purchase price and terms applicable to a Sale

Event pursuant to Section 4.2. The closing of the purchase and sale of such Restricted Securities pursuant to this Section 2.6 shall be held at the place and on the date established by Holding, which in no event shall be less than ten
(10) nor more than forty-five (45) days from the date on which Holding gives notice of its election to purchase such Restricted Securities, and such purchase price shall be determined as of the date of the notice of election to purchase such Restricted Securities. At such closing, the Management Stockholder or Additional Stockholder (or his legal representative or successor) shall deliver the certificates evidencing the Restricted Securities to be purchased by Holding, as applicable, accompanied by stock powers, duly endorsed in blank, or duly executed instruments of transfer, and any other documents that are necessary to Transfer to Holding good title to such Restricted Securities free and clear of all Liens and, concurrently with such delivery, Holding shall deliver to the transferor thereof the full amount of the purchase price therefor by certified or bank cashier's check.

     (c) Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by Holding pursuant to this Section 2.6 would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to Holding or any of its Subsidiaries or by which any of them or their respective properties may be bound or affected or would result in any breach of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Holding or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which Holding or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected, with the prior written consent of CVC, the rights of Holding to purchase (or to have any designee purchase) the Restricted Securities of any Management Stockholder or Additional Stockholder shall be suspended until the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused. For the purposes of this Section 2.6 only, the date of such lapse or waiver shall be deemed the date of the Involuntary Transfer for purposes of the purchase and sale of Restricted Securities pursuant to this Section 2.6 and such purchase price shall be determined as of the date such prohibition lapses or is waived. Holding shall use its reasonable efforts to obtain a waiver of any such prohibition but shall not be obligated to incur any additional interest or other costs or charges or to make any prepayment with respect to any indebtedness in connection with such efforts.

     (d) Notwithstanding anything to the contrary contained in this Section 2.6, any event giving rise to an Involuntary Transfer which is also subject to the provisions of Article IV shall be governed by the provisions of Article IV.

     2.7 SALE OF THE COMPANY. If CVC Stockholders, so long as they own at least thirty-five (35) percent of the shares of Common Stock on a Diluted Basis or thirty-five (35) percent of the Series A Preferred on a Diluted Basis desire to effect a Sale of the Company providing aggregate consideration to the non-CVC Stockholders at least equal to the non-CVC

Stockholders' pro rata share of the aggregate Company Value at the time of such sale, the CVC Stockholders shall notify each other Stockholder, in writing, of such desire and the material terms and conditions of such proposed sale. Notwithstanding any other provision of this Agreement, each such other Stockholder and Holding will take all actions reasonably requested by either the CVC Stockholders or Holding in connection with the consummation of such Sale of the Company, and if such transaction is structured as a sale of Restricted Securities within ten (10) business days of the receipt of such notice (or such longer period of time as the CVC Stockholders shall designate in such notice) such other Stockholders shall cause their respective Restricted Securities to be sold to the designated purchaser on the same terms and conditions, in the same proportionate amount and for the same per share consideration as the Restricted Securities being sold by the CVC Stockholders, provided, however, that if any of such Restricted Securities are Options, the purchase price of such Options shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise thereof minus the aggregate exercise price under such Options for such shares of Common Stock and if any Stockholders are given a choice as to the type or amount of consideration to be received, all Stockholders will be given the same choice; provided, further, that upon the consummation of any transaction resulting in a sale or transfer of all or substantially all of the assets or business of Holding (whether by merger, sale or otherwise) Holding will immediately distribute all of the net proceeds of such transaction to the Stockholders, in accordance with their respective rights and privileges. In furtherance of, and not in limitation of the foregoing, in connection with a Sale of the Company, each Stockholder, will (i) raise no commercially unreasonable objections against the Sale of the Company or the process pursuant to which it was arranged, (ii) waive any appraisal rights under
Section 262 of the Delaware General Corporation Law and other similar rights, and (iii) execute all documents containing such terms and conditions as those executed by other Stockholders as reasonably directed by the CVC Stockholders, as applicable except that the State of Michigan and Prudential for so long as they shall hold Restricted Securities, shall not be required to deliver powers of attorney. Each Stockholder required to make any indemnification payment in connection with a Sale of the Company shall have a right to recover from the other Stockholders to the extent that the amount required to be paid by such Stockholder is disproportionate to the proportion of the total consideration received by all Stockholders, compared to the consideration actually received by such Stockholder (except to the extent such indemnification payment arises from a misrepresentation or breach relating to such Stockholder). No Stockholder shall be required to make indemnification payments or contribution payments if the aggregate amount thereof would exceed the total consideration received by such Stockholder in connection with a Sale of the Company (except to the extent such indemnification or contribution payment arises from a misrepresentation or breach relating to such Stockholder (rather than to Holding)). All Stockholders will bear their Pro Rata share of the costs and expenses incurred in connection with a Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by Holding or the purchaser. Costs incurred by any Stockholder on its own behalf will not be shared by other Stockholders.



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


                                 ARTICLE III
                             RIGHTS OF INCLUSION

     3.1 RIGHTS OF INCLUSION. (a) If any CVC Stockholder (the "Transferor") proposes to Transfer any Restricted Securities ("Transferor Shares") to any Person (the "Buyer"), other than to a Permitted Transferee who shall have executed a Joinder Agreement and thereby became a party to this Agreement or as permitted by Section 3.3, then, as a condition to such Transfer, the Transferor shall cause the Buyer to include an offer (the "Article III Offer") to each of the CVC Stockholders who are not Transferors, the Institutional Stockholders, the Former Management Stockholders, the Management Stockholders and the Additional Stockholders (collectively, the "Offerees"), to sell to the Buyer, at the option of each Offeree, that number of shares of Restricted Securities determined in accordance with Section 3.1(b), at the same time(s) and on the same terms and conditions as are applicable to the Transferor Shares. The Transferor shall provide a written notice (the "Inclusion Notice") of the
Article III Offer to each Offeree.

     (b) Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the Article III Offer part or all of a Pro Rata number of its shares of Restricted Securities as is sold by the Transferor, provided, however, that in the event any Offeree does not exercise his or its Inclusion Right as to any or all of its Pro Rata portion of its Restricted Securities, the other Offerees shall have the right to sell their Restricted Securities, Pro Rata, in an amount equal to such remaining portion of Restricted Securities not being sold by such non-exercising Offeree until all of such remaining portion is eliminated or until such other Offerees do not desire to sell any more of their Restricted Securities. The Inclusion Right shall be exercisable by delivery of a notice by each Offeree (the "Inclusion Notice"), setting forth the number of Restricted Securities that such Offeree wishes to sell, including any number which would be allocated to such Offeree in the event any other Offeree does not exercise his or its Inclusion Right as to all or any of its Pro Rata portion, to the Transferor within twenty (20) days of delivery of the Inclusion Notice. The Transferor shall have the right to sell the balance of the shares of Common Stock not being sold by such Offerees as provided for above and no other Offeree shall have any Inclusion Right with respect thereto. Any Offeree which owns Options may exercise and sell shares of Common Stock pursuant to the Article III Offer, and the purchase price therefor shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise thereof minus the aggregate exercise price under such Option Plan for such shares of Common Stock.

     3.2 ARTICLE III SALES. (a) Upon its exercise of an Inclusion Right, each Offeree shall deliver to the Transferor a certificate or certificates representing the shares of Common Stock to be sold or otherwise disposed of pursuant to the Article III Offer by such Offeree, free and clear of all Liens, and a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of Common Stock pursuant to the terms of the Article III Offer; provided, however, for so long as they own Restricted Securities and are subject to this

Agreement, Prudential and the State of Michigan shall not be required to execute a limited power-of-attorney; and provided, further, Prudential and the State of Michigan hereby agree to take all reasonable actions to effectuate a sale by such Stockholder pursuant to an Article III Offer.

     The Transferor shall have one hundred (100) days, commencing on the expiration of the Inclusion Rights, in which to sell or otherwise dispose of, on behalf of itself and the Offerees, up to the number of shares of Common Stock covered by the Article III Offer (and the number of Transferor Shares) to the Buyer. If all such shares are not sold to the Buyer, the Transferor, at its option, may elect to sell on behalf of itself and the Offerees such number of shares as the Buyer will purchase, Pro Rata among the Transferor and the Offerees, as nearly as practicable. The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 100-day period the Transferor has not completed the sale or other disposition of all the Transferor Shares and all the Offerees' Common Stock or Options (if any) proposed to be sold, the Transferor shall return to each of the Offerees its respective certificates, if any, representing shares of Common Stock or Options which the Offerees delivered for sale or other disposition pursuant to this Article III and which were not sold pursuant thereto and the provisions of this Article III shall continue to be in effect.

     (b) Promptly after the consummation of the sale or other disposition of the Transferor Shares and shares of Common Stock or Options of the Offerees to the Buyer pursuant to the Article III Offer, the Transferor shall notify the Offerees thereof, and the Buyer shall pay to the Transferor and each of the Offerees their respective portions of the sales price of the shares of Common Stock or Options sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Offerees.

     (c) Notwithstanding anything to the contrary contained in this Article III, except for the Transferor's obligation to return to each Offeree any certificates representing the Offerees' Common Stock or Options, there shall be no liability on the part of the Transferor to any Stockholder in the event that the proposed sale pursuant to this Article III is not consummated for whatever reason. Whether a sale of Common Stock is effected pursuant to this Article III by the Transferor is in the sole and absolute discretion of the Transferor.

     3.3 CERTAIN TRANSFERS. The provisions of this Article III shall not apply to any Transfer or proposed Transfer of Restricted Securities by a CVC
Stockholder: (a) pursuant to a registration statement filed under the Securities Act, or (b) to any Person who shall execute a Joinder Agreement and thereby become a party to this Agreement, if such Transfer is consented to by the CVC Stockholders and such Transfer, taken together with all other Transfers of Restricted Securities by a Transferor who is a CVC Stockholder or other CVC Stockholders (not including Transfers described in clause (a) above or to Permitted Transferees) that were previously consented to by the CVC Stockholders represent, in the aggregate, less than five (5) percent of the Common Stock, on a Diluted Basis, held in the aggregate by the CVC Stockholders on the Closing Date, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event.


                                   ARTICLE IV
                   REPURCHASE OF RESTRICTED SECURITIES OWNED
             BY MANAGEMENT STOCKHOLDERS OR ADDITIONAL STOCKHOLDERS


     4.1 SALE EVENT. In the event that any Management Stockholder shall cease to be employed by Holding or any of its Subsidiaries for any reason, or any Additional Stockholder that is a director of Holding or any of its Subsidiaries shall cease to be such a director for any reason, or in each case, including death, permanent disability, termination for cause or without cause, retirement or otherwise (such termination being referred to herein as a "Sale Event"), but in each case subject to Section 4.4, such Management Stockholder (or his personal representative) or Additional Stockholder (or his personal representative) shall promptly notify Holding and each other Stockholder of the applicable Sale Event and, within ninety (90) days after Holding's receipt of such notice, Holding or, at the option of Holding, any employee or director of Holding (who is not a Permitted Transferee of CVC) or any of its designees (who is not CVC or a Permitted Transferee of CVC) who shall have been designated by the Board acting by Affirmative Board Vote (a "Holding Designee") may, at its option elect to purchase, exercisable by written notice (a "Purchase Notice") delivered to such Management Stockholder (or his personal representative) or Additional Stockholder (or his personal representative) and, in each case, his respective Permitted Transferees who hold Restricted Securities (collectively, "Sellers") (with a copy to CVC, as agent (the "Sale Event Agent") for each of the CVC Stockholders and the Institutional Stockholders (collectively, the "Sale Event Purchasers"), and upon the giving of such notice, Sellers shall be obligated to sell, those Restricted Securities of Sellers which are designated in the Purchase Notice; provided, however, that in the event notice of a Sale Event is not given, a Purchase Notice (or notice from the Sale Event Agent as described in the next sentence) may in any event be given at any time following a Sale Event. To the extent Holding or any Holding Designee fails to deliver a Purchase Notice or otherwise does not purchase all of the Restricted Securities then owned by Sellers, the Sale Event Agent (or any designees thereof) may at its sole option, exercisable by written notice delivered to Sellers within fifteen (15) days after delivery of the Purchase Notice (or one hundred (100) days after written notice from Sellers (or any legal representative) to Holding of the applicable Sale Event, if no Purchase Notice is given by Holding or any Holding Designee), elect on behalf of the Sale Event Purchasers to purchase the Restricted Securities not so purchased by Holding which are designated in such written notice from the Sale Event Agent (or its designee).

     4.2 PURCHASE PRICE. The purchase price for each share of Common Stock to be purchased pursuant to Section 4.1 shall be (a) if the Sale Event did not occur as a result of termination for Cause the Fair Market Value thereof as of the date of the Sale Event, (b) if the occurred as a result of a termination for Cause the lower of
(x) the Fair Market Value thereof as of the date of the Sale Event and (y) the Original Cost thereof. Such purchase price shall be paid in cash or by certified or cashier's bank check. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall prevent or otherwise restrict the Board acting by Affirmative Board Vote from determining (in its discretion) that Holding will purchase Restricted Securities from Management Stockholders or Additional Stockholders pursuant to Section 4.1 at a price per share in excess of the purchase price specified in this Section 4.2.

     4.3 CLOSING. Subject to Section 4.4, the closing for all purchases and sales of Restricted Securities provided for in this Article IV shall be held at the principal executive offices of Holding at 10:00 a.m., local time, on the 30th day after the determination of the purchase price in respect thereof determined in accordance with Section 4.2 or at such other date and time as shall have been agreed to by the Board of Holding (acting by Affirmative Board
Vote) and the Seller; provided, however, that if any Seller who has become obligated to sell Restricted Securities is deceased on such 30th day as aforesaid and such deceased person's personal representative shall not have been appointed and qualified by such date, then unless otherwise agreed to as provided above, the closing shall be postponed until the 10th day after the appointment and qualification of such personal representative.

     All Restricted Securities to be sold pursuant to this Article IV shall be delivered to the purchaser at the aforesaid closing free and clear of all Liens. The purchaser will be entitled to receive customary representations as to title, authority and capacity to sell and to require a guaranteed signature of the Seller, as applicable. Each Seller hereby appoints Holding as attorney-in-fact to transfer such Restricted Securities on the books of Holding in the event of a sale pursuant to this Article IV. Such Sellers shall take all such actions as Holding or any other purchaser shall request as necessary to vest in Holding or any other purchaser at such closing good title to such Restricted Securities, free and clear of all Liens.

     4.4 POSTPONEMENT. Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by Holding pursuant to this Article IV would (a) violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to Holding or any of its Subsidiaries or by which any of them or their respective properties may be bound or affected, (b) result in any breach of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Holding or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which Holding or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected or
(c) in the judgment of the Board, jeopardize the financial health of Holding, Aetna Holdings or the Company or otherwise have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets or properties of the Company, with the prior written consent of the Sale Event Agent, the rights of Holding or the Sale Event Agent to purchase the Restricted Securities of the Sellers with respect to whom the Sale Event has occurred pursuant to this Article IV shall be suspended, in the case of clauses
(a) or (b) above, until the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused and in the case of clause (c) above, until the date which falls thirty
(30) days following such time as the Board determines that such purchase (or payment of the purchase price) would no longer jeopardize the financial health of Holding on a consolidated basis or otherwise have a material adverse effect on Holding on a consolidated basis. For the purposes of this Section 4.4 only, the date of such lapse, waiver or determination shall be deemed the date of the relevant Sale Event for purposes of the purchase and sale and determination of the Purchase Price of Restricted Securities pursuant to this Article IV.
Holding shall use its reasonable efforts to obtain a waiver of any such prohibition but shall not be obligated to incur any additional interest or other costs or charges or to make any prepayment with respect to any indebtedness in connection with such efforts.

     4.5 SALE EVENT AGENT. In the event that the Sale Event Agent elects to purchase Restricted Securities pursuant to Section 4.1 ("Sale Event Stock"), each Sale Event Purchaser will be entitled to purchase Sale Event Stock on the same terms and conditions as each other Sale Event Purchaser pro rata among all of the Sale Event Purchasers. Promptly after making such election, the Sale Event Agent shall make an offer (a "Sale Event Offer") by providing each Sale Event Purchaser with a notice (the "Sale Event Notice") setting forth (i) each Sale Event Purchaser's pro rata portion of such Sale Event Stock, (ii) the cash consideration to be paid for each share of Sale Event Stock, and (iii) all other material terms of such Sale Event Offer.

     In order for any Sale Event Purchaser to accept the Sale Event Offer, such Sale Event Purchaser shall on or before twenty (20) days following its receipt of a Notice (the expiration of such twenty (20) days being referred to herein as the "Sale Event Acceptance Date") provide written notice to the Sale Event Agent of its acceptance of the Sale Event Offer, and such notice shall set forth the number of shares of Sale Event Stock allocated to such Sale Event Purchaser that are accepted thereby.

     To the extent any Sale Event Purchaser does not elect to accept the Sale Event Offer on or before the Sale Event Acceptance Date, the Sale Event Stock allocated to such non-accepting Sale Event Purchaser in the Sale Event Notice, shall be re-offered, pro rata, to all other Sale Event Purchasers until all such shares of Sale Event Stock have been accepted for purchase.

     4.6 SALE EVENT CLAW-BACK PROVISION. (a) Each Sale Event Purchaser hereby agrees with each of Holding and CVC that at the written request of the Sale Event Agent or Holding, it shall sell (a "Resale") shares of Sale Event Stock, pro rata, to current or future officers, directors, employees or independent contractors of Holding or any of its Subsidiaries at a price equal to the greater of (i) the price paid by such Sale Event Purchaser pursuant to Section 4.4 and (ii) the price determined by the Board (the "Resale Price").

     (b) Either CVC or Holding may at any time following a sale of Sale Event Stock by the Sale Event Purchaser request a resale of such stock to a prospective Management Stockholder by delivering a written notice (the "Sell Notice") to such Sale Event Purchasers. The Sell Notice shall set forth (i) the total number of shares of Sale Event Stock and (ii) the pro rata number of shares of Sale Event Stock each Sale Event Purchaser is required to sell hereunder.

     (c) The closing of the Resale purchase of the shares of Sale Event Stock specified in the Sell Notice (the "Resale Closing") shall take place at the offices of Holding at the time and on the date (the "Resale Closing Date") set forth in the Sell Notice (which date shall not be earlier than ten business days nor more than thirty business days after the date the Sell Notice is given). Each such Sale Event Purchaser has an obligation to deliver the shares of Sale Event Stock specified in the Sell Notice at the Resale Closing in return for receipt of the Resale Price.

                                  ARTICLE V
                            CORPORATE GOVERNANCE


     5.1 BOARD OF DIRECTORS. (a) From and after the date hereof, each Institutional Stockholder, Former Management Stockholder, Management Stockholder and Additional Stockholder shall vote or cause to be voted all shares of voting Common Stock and any other voting securities of Holding over which such Stockholder has voting control, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board, or to execute a written consent in lieu of such a meeting of stockholders for the purpose of filling positions on the Board, and shall take all actions necessary, to ensure that the Board consists of five (5) members, as follows: (i) for so long as the CVC Stockholders own at least ten (10) percent of the outstanding Common Stock on a Diluted Basis, two (2) individuals (individually, each a "CVC Nominee" and, collectively, the "CVC Nominees") to be designated by the CVC Stockholders (provided that, at any time, and from time to time, the CVC Stockholders, in their sole discretion, may determine not to designate any or either of the CVC Nominees), (ii) one (1) individual to be designated by the Management Stockholders (a "Management Nominee") and (iii) subject to the Regulatory Right described in Section 5.9, two (2) individuals (individually, each a "Disinterested Director Nominee" and, collectively, the "Disinterested Director Nominees") who are not (A) an Affiliate of CVC, (B) employed by Holding or any Subsidiary of Holding, (C) an Institutional Stockholder or a Management Stockholder or (D) an Affiliate of any Institutional Stockholder or Management Stockholder, and who is designated by a nominating committee consisting of (x) one (1) CVC Nominee, (y) one (1) Management Nominee and (z) one (1) Disinterested Director Nominee (collectively, the "Nominating

Committee"), acting by a majority vote; provided, however, that with the consent of the CVC Nominees, a Management Stockholder may be a Disinterested Director Nominee and upon the closing under the Recapitalization and Stock Purchase Agreements, the Board shall consist of Michael A. Delaney and David Y. Howe as the CVC Nominees, Ueli Spring as the Management Nominee and John F. Wurster and Harold A. Brown as the Disinterested Director Nominees, and the Nominating Committee shall consist of one (1) CVC Nominee, the Management Nominee and one
(1) Disinterested Director Nominee who initially shall be John F. Wurster; provided, however, that if the CVC Stockholders do not designate any or either of the CVC Nominees, the Nominating Committee will consist of, during such period when there is no CVC Nominee, two (2) Disinterested Director Nominees and the Management Nominee. The CVC Nominees, the Management Nominee and the Disinterested Director Nominees are from time to time collectively referred to herein as the "Nominees" and, individually, as a "Nominee". No CVC Stockholder shall have any obligation to vote its shares of voting Common Stock or other voting securities of Holding in favor of any Nominees other than any CVC Nominee.

     (b) If, prior to his election to the Board pursuant to Section 5.1(a), any Nominee shall be unable or unwilling to serve as a director of Holding, the group of Stockholders or Nominating Committee who nominated any such Nominee shall be entitled to nominate a replacement who shall then be a Nominee for purposes of Section 5.1(a).

     (c) If at any time any CVC Nominee or any Disinterested Director Nominee is not then serving as a director of Holding, upon the written request of the CVC Stockholders, the Board shall promptly take such action as may be necessary to approve and appoint individuals designated by the CVC Stockholders (in the case of any CVC Nominee) and by the Nominating Committee (in the case of any Disinterested Director Nominee) to serve as directors from and after the time of such request and each Stockholder agrees to take such action as may be necessary to effect the foregoing. In the event that at any time there shall be no Disinterested Director serving as a director of Holding, the remaining members of the Nominating Committee shall have authority to designate the appropriate number of Disinterested Director Nominees to fill such vacancy or vacancies.

     5.2 REMOVAL. If (a) the CVC Stockholders request that a CVC Nominee elected as a director be removed (with or without cause), by written notice to the other Stockholders; (b) the Management Stockholders request that the Management Nominee elected as a director be removed (with or without cause), by written notice to the other Stockholders; or (c) the Nominating Committee requests that a Disinterested Director Nominee elected as a director be removed (with or without cause), by written notice to other Stockholders, or such director ceases to be a Disinterested Director; then in each such case, such director shall be removed and each Institutional Stockholder, Management Stockholder and Additional Stockholder hereby agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control to effect such removal or to consent in writing to effect such removal upon such request. The Stockholders will not take any action to remove any director that is a CVC Nominee without cause except as provided in this Section 5.2. In the event (x) the

CVC Stockholders or (y) the CVC Stockholders, together with other Persons who have granted a proxy to any of the CVC Stockholders or who have agreed with the CVC Stockholders with respect to the removal of directors as provided below, at any time hold shares of Class A Common (or any other voting securities of Holding) which in the aggregate represent more than 50 percent of the total number of votes of all outstanding shares of Class A Common (and any other voting securities of Holding) which would be entitled to vote in an ordinary election of directors, the CVC Stockholders or the CVC Stockholders together with such other Persons, as applicable, may remove any director, with or without cause, including, but not limited to, any director that is a Disinterested Director Nominee and may fill the vacancy resulting from such removal with any Person of their choosing. Notwithstanding any provision in this Article V to the contrary, no Stockholder shall have any obligation under this Article V with respect to any Nominee to the extent such obligation would be in conflict with any action taken under the foregoing sentence.

     5.3 VACANCIES. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, each Stockholder agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control for the individual designated to fill such vacancy by whichever of the Stockholders or Nominating Committee designated and/or approved (pursuant to Section 5.1 hereof) the director whose death, disability, retirement, resignation or removal (with or without cause) resulted in such vacancy on the Board in the manner set forth in Section 5.1 hereof; provided, however, that such other individual so designated may not previously have been a director of Holding who was removed for cause from the Board; provided, further, that the CVC Stockholders shall not be required to cause the directors designated by them to vote for any Nominee.

     5.4 DESIGNATION OF PROXY.  In order to effectuate the provisions of this
Article V and in addition to and not in lieu of Sections 5.1 through 5.3 hereof, each of the Management Stockholders and Additional Stockholders hereby grants to Ueli Spring, or if Ueli Spring shall cease to be the Chief Executive Officer of Holding, to his successor as Chief Executive Officer of Holding (the "Management Representative"), an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting with respect to, all of the shares of Common Stock owned or held of record by the Management Stockholders and Additional Stockholders solely for (a) the election of directors designated in accordance with Section 5.1, (b) the removal of directors in accordance with
Section 5.2 and (c) the election of a director to fill any vacancy on the Board in accordance with Section 5.3.

     5.5 COMMITEES OF THE BOARD; SUBSIDIARY BOARDS. Unless otherwise consented to by CVC, the Stockholders shall take all action necessary or appropriate (to the extent permitted by law) to cause Holding to have an audit committee and a compensation committee of the Board each of which shall consist of one (1) director who is a CVC Nominee, the Disinterested Director Nominee which initially shall be John F. Wurster and one (1)

Management Nominee. The Stockholders shall take all action necessary or appropriate (to the extent permitted by law) to cause each additional committee of the Board to have the same number of directors and composition of Nominees as such audit committee and compensation committee. The Stockholders agree that the composition of the board of directors of each Subsidiary of Holding and of each committee thereof shall be consistent with the composition of the Board and each corresponding committee thereof; provided that no member of the Board shall be required to serve as a director or committee member of any Subsidiary of Holding.

     5.6 OBSERVER'S RIGHTS.   In the event the CVC Stockholders elect not to
exercise, or are prohibited by applicable law from exercising, their rights to designate either or both of the CVC Nominees, or once appointed, the CVC Stockholders desire to remove one (1) or both of the CVC Nominees, the CVC Stockholders shall have the right to one (1) individual (a "CVC Observer") attend any meeting of the Board or any committee thereof unless attendance at such meeting, in Holding's reasonable judgment, would create a conflict of interest for such Stockholder. The Institutional Stockholders holding a majority of Common Stock held by all Institutional Stockholders shall have the right to one (1) individual (an "Institutional Observer"; and together with the CVC Observer, an "Observer") who may attend any meeting of the Board or any committee thereof unless attendance at such meeting, in Holding's reasonable judgment, would create a conflict of interest for such Stockholder. In addition, the Institutional Stockholders holding a majority of Restricted Securities held by all Institutional Stockholders and the CVC Stockholders shall each have the right to appoint an Institutional Observer and CVC Observer, respectively, to the Board of Directors of any Subsidiary. An Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. Holding shall give CVC, the CVC Observer and the Institutional Investors written notice of each meeting thereof at the same time and in the same manner as the members of the Board or such committee receive notice of such meetings, and Holding shall permit each Observer to attend as an observer at all meetings thereof; provided that in the case of telephonic meetings, such Stockholders need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If Holding proposes to take any action by written consent in lieu of a meeting of the Board, Holding shall give written notice thereof to each Observer prior to the effective date of such consent describing the nature and substance of such action.

     5.7 AFFIRMATIVE BOARD VOTE. In addition to any other action requiring an Affirmative Board Vote, an Affirmative Board Vote shall be required prior to Holding or any of its Subsidiaries entering into any Significant Transaction.

     5.8 ACTION BY WRITTEN CONSENT STOCKHOLDERS. The parties hereto agree that whenever any action is proposed to be taken by Stockholders without a meeting, the Stockholders proposing to act by such consent shall, or shall cause Holding to, give CVC at least seven (7) days' prior written notice of such proposed action specifying the action to be taken and the purpose thereof.

     5.9 REGULATORY RIGHT. If the CVC Stockholders determine in their sole discretion that applicable law permits the CVC Stockholders to have the right to designate a majority of the directors of the Board or directors having a majority of the weighted votes on the Board, then notwithstanding the provisions of Section 5.1 the CVC Stockholders may, upon the giving of notice thereof to the Company and the Institutional Stockholders, designate each of the Disinterested Directors instead of the Nominating Committee and take any and all other actions otherwise permitted or required to be taken by the Nominating Committee in this Agreement or otherwise and provided that from and after the date such notice is given the qualifications of a Disinterested Director set forth in clauses (A) - (C) of Section 5.1(a)(iii) shall no longer be required. Such right exercised under this Section 5.9 is referred to as the "Regulatory Right".


                                 ARTICLE VI
                      CERTAIN COVENANTS OF THE PARTIES


     6.1 REGISTRATION OF COMMON STOCK. In the event of a registration by Holding of Common Stock under the Securities Act each Stockholder shall, at a meeting convened for the purpose of amending the Certificate, vote (which vote shall become effective immediately prior to the closing of the sale of Common Stock pursuant to such registration by Holding): (a) to remove from the Certificate requirements, if any such requirements are at such time imposed thereby, that the Board act by Affirmative Board Vote, except as otherwise required by law; (b) to remove from the Certificate requirements, if any such requirements are at such time imposed thereby, relating to preemptive rights with respect to Common Stock; and (c) to change the number of authorized shares of Common Stock and, if necessary, change the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change its par value or effect any other reclassification, recapitalization or similar event relating to the Common Stock; in the case of each of clauses (a),
(b) and (c) above, as recommended by a majority of the members of the Board to facilitate such registration. Notwithstanding the foregoing, nothing set forth herein shall be construed to allow any stock of any class or series to be treated differently from any other stock of the same class or series or to reduce the rights afforded under Article VII hereof.

     6.2 MANAGEMENT STOCKHOLDERS; ADDITIONAL STOCKHOLDERS. The parties hereto agree that as a condition precedent to the issuance by Holding of shares of Common Stock or of securities convertible, exchangeable or exercisable for or into shares of Common Stock (a) to any employee of Holding or its Subsidiaries or (b) any Person other than any such employee, any CVC Stockholder, any Institutional Stockholder or any Management Stockholder, Holding shall require such employee or other Person to execute a Joinder Agreement and thereby enter into and become a party to this Agreement. From and after such time, the term "Management Stockholder" shall be deemed to include such employees and the term "Additional Stockholder" shall be deemed to include such other Person. Nothing contained herein nor the ownership of any Restricted Securities shall confer upon any Management Stockholder the right to employment or to remain in the employ of Holding or any of its Subsidiaries. Notwithstanding the foregoing, to the extent approved by a majority of the Board (which shall include any members of the Board who are Disinterested Director Nominees) and specified in any Joinder Agreement (or amendment thereto) pursuant to which any Management Stockholder or Additional Stockholder may become a party hereto, the provisions of this Agreement may be varied to be more or less restrictive with respect to any such Management Stockholder or Additional Stockholder or to reduce the rights afforded by Article VII hereof.

     6.3 STOCKHOLDERS LIST; CERTAIN NOTICES. Upon the request of any CVC Stockholder, Prudential, Pruco, Berkshire or the State of Michigan, Holding shall deliver promptly to such CVC Stockholder, Prudential, Pruco, Berkshire or the State of Michigan, respectively, as the case may be, a list setting forth the names of all Stockholders and the number of shares of Class A Common and Class B Common owned by each Stockholder. In addition, Holding shall give each of the CVC Stockholders prior written notice of (a) the conversion of any shares of any class of Common Stock and (b) any record transfer of Restricted Securities, setting forth the name of the transferee and the number and type of Restricted Securities being so transferred.

     6.4 REGULATORY COMPLIANCE COOPERATION.   Before Holding redeems, purchases
or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible, exchangeable or exercisable for or into any shares of any class of its capital stock, Holding will give written notice of such pending action to CVC. Upon the written request of any CVC Stockholder made within twenty (20) days after its receipt of any such notice, stating that after giving effect to such action such CVC Stockholder would have a Regulatory Problem (as defined below), Holding will defer taking such action for such period (not to extend beyond forty-five (45) days after such CVC Stockholder's receipt of Holding's original notice) as such CVC Stockholder requests to permit it and its Affiliates to reduce the quantity of securities owned by them in order to avoid the Regulatory Problem. In the event Holding or any CVC Stockholder is precluded from taking any action under this Agreement within any allotted period of time as a consequence of this Section, such period of time shall be extended by the number of days during which Holding or such CVC Stockholder is precluded from acting.

     (b) In the event that CVC determines that it has a Regulatory Problem (as defined below), Holding agrees to take all such actions as are reasonably requested by CVC in order to (i) effectuate and facilitate any transfer by the CVC Stockholders of any securities of Holding then held by the CVC Stockholders to any Person designated by CVC, such transfer to be at the expense of CVC only to the extent that the expenses in facilitating such transfer were incurred solely to cure a Regulatory Problem, (ii) permit the CVC Stockholders (or any of their

Affiliates) to exchange all or a portion of any voting security then held by them on a share-for-share basis for shares of a non voting security of Holding, which non voting security shall be identical in all respects to the voting security exchanged for it, except that it shall be non voting and shall be convertible into a voting security on such terms as are requested by the CVC Stockholders in light of regulatory considerations then prevailing, and (iii) continue and preserve the respective allocation of the voting interests with respect to Holding provided for herein, and with respect to CVC's ownership of Holding's securities. Such actions may include, but shall not necessarily be limited to, entering into such additional agreements, adopting such amendments to the Certificate and by-laws of Holding and taking such additional actions as are reasonably requested by CVC in order to effectuate the intent of the foregoing.

     (c) In addition, Holding will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which CVC would be required to take any voting securities, or any securities convertible, exchangeable or exercisable for or into voting securities, which might reasonably be expected to cause CVC to have a Regulatory Problem. For purposes of this Agreement, "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental agency or other authority or CVC reasonably believes that, such Person and such Person's Affiliates own, control or have power over a greater quantity of securities of any kind issued by Holding than are permitted under any requirement of any governmental authority.

     6.5 FINANCIAL DISCLOSURE. For so long as any of CVC, Prudential, Pruco, Berkshire, the State of Michigan, Jerome Singer, Douglas A. Thal, Robert J. Klein or Steven Singer owns any Restricted Securities or securities convertible, exchangeable or exercisable for or into Common Stock, Holding shall deliver to CVC, Prudential, Pruco, Berkshire, the State of Michigan, Jerome Singer, Douglas
A. Thal, Robert J. Klein or Steven Singer as the case may be: (a) as soon as available but in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of Holding and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of Holding and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an Officer's Certificate; (b) within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of Holding and its Subsidiaries for such quarterly period, and unaudited consolidating and consolidated balance sheets of Holding and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an Officer's Certificate; (c) within ninety (90) days after the end of each fiscal year, audited consolidating and consolidated statements of income and cash flows of Holding and its Subsidiaries for such fiscal year, and audited consolidating and consolidated balance sheets of Holding and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance accompanied by (i) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing,
(ii) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by Holding or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which Holding or any Subsidiary is a party or, if such accountants have reason to believe any default by Holding or any Subsidiary exists, a certificate specifying the nature and period of existence thereof and (iii) a copy of such firm's annual management letter to the Board; (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the operations or financial affairs of Holding given to Holding by its independent accountants (and not otherwise contained in other materials provided hereunder);
(e) at least thirty (30) days prior to the end of each fiscal year, an annual budget prepared on a monthly basis for Holding and its Subsidiaries for the following fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and following preparation thereof quarterly revisions of such budget and any other significant budgets prepared by Holding or its Subsidiaries, and within thirty (30) days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions Holding has taken and proposes to take with respect thereto; (f) promptly upon their becoming available drafts of the annual financial statements of Holding and its Subsidiaries, together with a draft report of Holding's independent public accountants thereon, and will afford CVC reasonable opportunity to review and comment on such drafts; and (g) with reasonable promptness, such other information and financial data concerning Holding and its Subsidiaries as any Person entitled to receive information under this Section 6.5 may reasonably request (provided that any Institutional Investor or Former Management Group Member may elect in writing not to receive any such financials described in this
Section 6.5). Additionally, CVC and the Institutional Observer, if any, shall have the right to inspect all books and records of Holding and its Subsidiaries.

     6.6 PURCHASER REPRESENTATIVE. If Holding enters into any negotiation or transaction involving the issuance of securities of another Person to the Stockholders for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Stockholder and Additional Stockholder (if an individual) will, at the request of Holding, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to Holding. If any Management Stockholder or Additional Stockholder appoints the purchaser representative designated by Holding, Holding will pay the fees of such purchaser representative, but if any such Management Stockholder or Additional Stockholder declines to appoint the purchaser representative designated by Holding, such Management Stockholder or Additional Stockholder will appoint, at his own expense, another purchaser representative reasonably acceptable to Holding.


                                  ARTICLE VII
                                 RIGHT OF OFFER


     7.1 RIGHTS OF OFFER. Prior to Holding issuing or selling, or Aetna Holdings selling, any New Common Stock to the CVC Stockholders, Holding or Aetna Holdings, as the case may be, shall offer (the "New Common Stock Offer") each Institutional Stockholder, Former Management Stockholder, Management Stockholder and Additional Stockholder (the "New Common Stock Offerees") an opportunity to purchase any or all of its Pro Rata portion of such New Common Stock on the same terms and conditions as the New Common Stock being offered to the CVC Stockholders and, if such New Common Stock is to be issued as a part of a unit of securities, Holding or Aetna Holdings, as the case may be, shall offer each such New Common Stock Offeree an opportunity to purchase any or all of its Pro Rata portion of such unit of securities (together with the New Common Stock, the "New Common Stock Units") on the same terms and conditions as the New Common Stock being offered to the CVC Stockholders; provided, however, that in the event any New Common Stock Offeree does not purchase any or all of its Pro Rata portion of either New Common Stock or New Common Stock Units, as the case may be, the other New Common Stock Offerees and the CVC Stockholders shall have the right to purchase such portion, Pro Rata, until all of such New Common Stock or New Common Stock Units, as the case may be, are purchased or until such other New Common Stock Offerees or the CVC Stockholders do not desire to purchase any more New Common Stock or New Common Stock Units, as the case may be. Holding shall make such New Common Stock Offer by providing each New Common Stock Offeree with a notice (the "New Common Stock Notice") setting forth (i) each New Common Stock Offeree's Pro Rata portion of such New Common Stock or of such New Common Stock Units, as the case may be, (ii) the consideration to be paid for each share of New Common Stock or each unit of New Common Stock Units, as the case may be, and (iii) all other material terms of such New Common Stock Offer.

     In order for any New Common Stock Offerees to accept the New Common Stock Offer, such New Common Stock Offeree shall on or before twenty (20) days following its receipt of a New Common Stock Notice deliver written notice of its acceptance ("Acceptance Notice") to Holding, CVC and the other New Common Stock Offerees (the expiration of such twenty (20) days being referred to herein as the "Acceptance Date"). The Acceptance Notice shall set forth the maximum number of New Common Stock or New Common Stock Units, as the case may be, that such New Common Stock Offeree wishes to purchase, including any number which would be allocated to such New Common Stock Offeree in the event any other New Common Stock Offeree does not purchase all or any portion of its Pro Rata portion.

Notwithstanding the foregoing, if the issuance and sale to CVC is in conjunction with the borrowing of money from CVC or its Affiliates or the guaranteeing of debt of Holding or its Subsidiaries by CVC or its Affiliates, then no New Common Stock Offeree shall have any preemptive rights as set forth herein unless such New Common Stock Offeree purchases or participates, on a Pro Rata basis, in the related financing or guarantee, as the case may be, on the same terms as CVC and its Affiliates.

     Within one hundred twenty (120) days following the Acceptance Date, Holding or Aetna Holdings, as the case may be, (i) shall issue or sell New Common Stock or New Common Stock Units, as the case may be, to each New Common Stock Offeree who timely accepted such New Common Stock Offer upon the terms specified in such New Common Stock Offer and the CVC Stockholders, if applicable, and (ii) may issue or sell New Common Stock or New Common Stock Units, as the case may be, to any other Person or Persons in an amount not to exceed the aggregate amount offered pursuant to the New Common Stock Offer (less the aggregate amount of shares of New Common Stock or units of New Common Stock Units, as the case may be, issued or sold to New Common Stock Offerees and the CVC Stockholders pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share of New Common Stock or per unit of New Common Stock Units, as the case may be, specified in the New Common Stock Offer. This Section 7.1 shall terminate automatically and be of no further force and effect upon the consummation of a Qualifying Offering.



                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 GOVERNING LAW. The construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     8.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (when read in conjunction with the Recapitalization and Stock Purchase Agreements) constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by Holding and the CVC Stockholders; provided that Holding shall provide twenty
(20) days' prior written notice of any such amendment not governed by the next proviso; and provided further that (a) any amendment, modification or supplement that adversely or disproportionately affects the Institutional Stockholders, Former Management Stockholders, Management Stockholders or the Additional Stockholders, as the case may be, shall require the consent of the Institutional Stockholders, Former Management Stockholders, Management Stockholders or Additional

Stockholders, respectively, and (b) any amendment, modification or supplement that disproportionately affects less than all of the Institutional Stockholders, Former Management Stockholders, Management Stockholders or Additional Stockholders, as the case may be, shall require the consent of the Institutional Stockholders, Former Management Stockholders, Management Stockholders or the Additional Stockholders so affected. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet within thirty (30) calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate and By-Laws of Holding that may be required as a result of such amendment, modification or supplement to this Agreement, and, if required, proposing such amendments to the stockholders entitled to vote thereon. The Stockholders hereby agree to vote their shares of voting Common Stock to approve such amendments to the Certificate and By-Laws of Holding.

     8.3 TERM. This Agreement shall terminate upon the earliest to occur of (i) a Qualifying Offering, (ii) a Sale of the Company pursuant to clause (i) of the definition of "Sale of the Company", and (iii) upon the distribution of any proceeds from a Sale of the Company to the Stockholders pursuant to clause (ii) of the definition of "Sale of the Company".

     8.4 CERTAIN ACTIONS. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

          (i) the CVC Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50 percent of the Common Stock then held by the CVC Stockholders as a group, or as otherwise agreed in writing by the CVC Stockholders as a group;

          (ii) the Berkshire Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50 percent of the Common Stock on a Diluted Basis then held by the Berkshire Stockholders, as a group;

          (iii) the Prudential Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50 percent of the Common Stock on a Diluted Basis then held by the Prudential Stockholders, as a group;

          (iv) the Pruco Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50 percent of the Common Stock on a Diluted Basis then held by the Pruco Stockholders, as a group;

          (v) the Former Management Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50 percent of the Common Stock on a Diluted Basis then held by the Former Management Stockholders, as a group;

               (vi) the State of Michigan Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50 percent of the Common Stock on a Diluted Basis then held by the State of Michigan Stockholders, as a group;

               (vii) the Management Stockholders, it shall be by the Management Representative; or

               (viii) the Additional Stockholders, it shall be by the affirmative vote of the holders of shares of Common Stock representing more than 50% of the Common Stock on a Diluted Basis then held by the Additional Stockholders as a group.

     8.5 INSPECTION For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of Holding.

     8.6 RECAPITALIZATION, EXCHANGES, ETC. AFFECTING RESTRICTED SECURITIES. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Securities, to any and all shares of Holding capital stock or any successor or assign of Holding (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, Restricted Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

     8.7 COMPLIANCE WITH REGULATIONS. Whenever a Stockholder is entitled to purchase Restricted Securities pursuant to the provisions of this Agreement, any closing time period specified in such provision shall be tolled until any necessary governmental approval is received including without limitation, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, provided that such tolling period shall not exceed sixty (60) days.

     8.8 WAIVER. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

     8.9 SUCCESORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns (including without limitation transferees of Restricted Securities); provided, however, that (a) nothing contained herein shall be construed as granting any Stockholder the right to transfer any of its Restricted Securities except in accordance with this Agreement, (b) any Third Party which acquires Restricted Securities in accordance with Section 2.5 shall be bound by and have the benefits of the provisions of Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.7 and Article III to the same extent as the transferor of such Restricted Securities, but the remaining provisions of this Agreement shall not inure to the benefit of, and the provisions of Article IV shall not apply to the Restricted Securities of, such Third Party; provided, however, such Third Party will be entitled to the same rights and benefits granted to the transferor of such Restricted Securities with respect to Article III Offers, Article V, Section 6.5 and Section 7.1, (c) unless otherwise provided in the terms of the Transfer, none of the provisions of this Agreement, other than those set forth in Sections 2.1 and 2.2 to the extent those Sections require compliance with the Securities Act, delivery of opinions of counsel and placement of Securities Act (or state securities laws) legends, shall apply to any Transfer of Restricted Securities (or to the transferee thereof) subsequent to a Transfer of those securities pursuant to Article III or by a CVC Stockholder in accordance with Section 3.3(b), (d) none of the provisions of this Agreement shall apply to any Transfer of Restricted Securities subsequent to a Transfer pursuant to a registered public offering under the Securities Act made in accordance with the Securities Act, (e) notwithstanding any Transfer of Restricted Securities by any Berkshire Stockholder, Prudential Stockholder, Pruco Stockholder, State of Michigan Stockholder, Former Management Stockholder, Management Stockholder or Additional Stockholder to a CVC Stockholder, only the provisions of this Agreement which are expressly applicable to CVC Stockholders shall be applicable to such CVC Stockholder and to such Restricted Securities in the hands of such CVC Stockholder, (f) notwithstanding any Transfer of Restricted Securities by any Additional Stockholder, CVC Stockholder, Prudential Stockholder, Pruco Stockholder, Former Management Stockholder, State of Michigan Stockholder or Management Stockholder to a Berkshire Stockholder, only the provisions of this Agreement which are expressly applicable to such Berkshire Stockholder shall be applicable to such Berkshire Stockholder and to such Restricted Securities in the hands of such Berkshire Stockholder, (g) notwithstanding any Transfer of Restricted Securities by any CVC Stockholder, Berkshire Stockholder, Pruco Stockholder, State of Michigan Stockholder, Former Management Stockholder, Management Stockholder, or Additional Stockholder to a Prudential Stockholder, only the provisions of this Agreement which are expressly applicable to such Prudential Stockholder shall be applicable to such Prudential Stockholder and to such Restricted Securities in the hands of such Prudential Stockholder, (h) notwithstanding any Transfer of Restricted Securities by any CVC Stockholder, Berkshire Stockholder, Prudential Stockholder, State of Michigan Stockholder, Former Management Stockholder, Management Stockholder or Additional Stockholder to any Pruco Stockholder, only the provisions of this Agreement which are expressly applicable to such Pruco Stockholder shall be applicable to such Pruco Stockholder and to the Restricted Securities in the hands of such Pruco Stockholder, (i) notwithstanding any Transfer of Restricted Securities by any CVC Stockholder, Berkshire Stockholder, Prudential Stockholder, Pruco Stockholder, Former Management Stockholder, Management Stockholder or Additional Stockholder to any State of Michigan Stockholder, only the provisions of this Agreement which are expressly applicable to such State of Michigan Stockholder shall be applicable to such State of Michigan Stockholder and to the Restricted Securities in the hands of such State of Michigan Stockholder and to the Restricted Securities in the hands of such State of Michigan Stockholder, (j) notwithstanding any Transfer of Restricted Securities by any CVC Stockholder, State of Michigan Stockholder, Management Stockholder or Additional Stockholder to any Former Management Stockholder, only the provisions of this Agreement which are expressly applicable to such Former Management Stockholder shall be applicable to such Former Management Stockholder and to such Restricted Securities in the hands of such Former Management Stockholder, (k) notwithstanding any Transfer of Restricted Securities by any Additional Stockholder, CVC Stockholder, Berkshire Stockholder, Prudential Stockholder, State of Michigan Stockholder or Pruco Stockholder to a Management Stockholder, only the provisions of this Agreement which are expressly applicable to such Management Stockholder shall be applicable to such Management Stockholder and to such Restricted Securities in the hands of such Management Stockholder, and (l) notwithstanding any Transfer of Restricted Securities by any CVC Stockholder, Management Stockholder, Berkshire Stockholder, Prudential Stockholder, Former Management Stockholder, State of Michigan Stockholder or Pruco Stockholder to an Additional Stockholder, only the provisions of this Agreement which are expressly applicable to such Additional Stockholder shall be applicable to such Additional Stockholder and to such Restricted Securities in the hands of such Additional Stockholder.

     8.10 REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     8.11 INCOME TAX WITHOLDING. Each Management Stockholder and Additional Stockholder authorizes Holding to make any required withholding from such Management Stockholder's (or the Additional Stockholder, as the case may be) compensation for the payment of any and all income taxes and other sums that may be due any governmental authority as a result of the receipt by either the Management Stockholders of compensation income under Section 83 of the Internal Revenue Code of 1986, as amended, or similar provisions of state or local law, if required by applicable law, and agrees, if requested by Holding, and in lieu of all or a portion of such withholding, to pay Holding in a lump sum such amounts as Holding may be required to remit to any governmental authority on behalf of Management Stockholder (or Additional Stockholder, as the case may be) in respect of any such taxes and other sums.

     8.12 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this

Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     8.13 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     8.14 FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. Any provision herein that by its terms requires a Subsidiary of Holding to take any action or refrain from taking any action shall be interpreted to require Holding to cause such Subsidiary to take such action or to refrain from taking such action, respectively, to the fullest extent permitted by law.

     8.15 GENDER. Whenever the pronouns "he" or "his" are used herein, they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural, and words in the plural shall be construed as though in the singular in all cases where they would so apply.

     8.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8.17 NOTICES. (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

                  (i)  If to any CVC Stockholder, to:

                       Citicorp Venture Capital, Ltd.
                       399 Park Avenue
                       New York, New York 10043
                       Facsimile No.:  212-888-2940
                       Attn:  David Y. Howe

                       with a copy to:

                       Morgan, Lewis & Bockius LLP
                       101 Park Avenue
                       New York, New York 10178
                       Facsimile No.:  212-309-6273

                       Attn:  Philip H. Werner

               (ii)    If to any Berkshire Stockholder, to:

                       Berkshire Partners
                       One Boston Place, Suite 3425
                       Boston, MA  02108
                       Facsimile No.:   617-227-6105
                       Attn:  Russell L. Epker


                       with a copy to:

                       Goodwin, Procter & Hoar LLP
                       Exchange Place
                       Boston, MA  02109-2881
                       Facsimile No.:  617-523-1231
                       Attn:  Stephen W. Carr, P.C.

                (iii)  If to any Prudential Stockholder, to:

                       The Prudential Insurance Company of America
                       c/o Financial Restructuring Group
                       Gateway Center Four
                       100 Mulberry Street
                       Newark, NJ  07102
                       Facsimile No.:  201-802-2662
                       Attn:  Managing Director

                       with copies to:

                       Willkie Farr & Gallagher
                       One Citicorp Center
                       153 East 53rd Street
                       New York, NY  10022
                       Facsimile No.:  212-821-8111
                       Attn:  Duncan J. Stewart

                       The Prudential Insurance Company of America
                       c/o Law Department
                       Gateway Center Four
                       100 Mulberry Street
                       Newark, NJ  07102
                       Facsimile No.:  201-802-3853

                       Attn: Jack Pfeilsticker

                 (iv)  If to any Pruco Stockholder, to

                       Pruco Life Insurance Company
                       c/o Financial Restructuring Group
                       Gateway Center Four
                       100 Mulberry Street
                       Newark, NJ  07102
                       Facsimile No.:  201-802-2662
                       Attn:  Managing Director

                       with copies to:

                       Willkie Farr & Gallagher
                       One Citicorp Center
                       153 East 53rd Street
                       New York, NY  10022
                       Facsimile No.:  212-821-8111
                       Attn:  Duncan J. Stewart

                       Pruco Life Insurance Company
                       c/o Law Department
                       Gateway Center Four
                       100 Mulberry Street
                       Newark, NJ  07102
                       Facsimile No.:  201-802-3853
                       Attn:  Jack Pfeilsticker

                  (v)  If to any State of Michigan Stockholder, to

                       Michigan Department of Treasury
                       450 West Allegan
                       Lansing, MI  48922
                       Facsimile No.:  517-335-3668
                       Attn:  Thomas Hufnagel

                       with a copy to:

                       Willkie Farr & Gallagher
                       One Citicorp Center
                       153 East 53rd Street

                   New York, NY  10022
                   Facsimile No.:  212-821-8111
                   Attn:  Duncan J. Stewart





             (vi)  If to Holding, to:

                   MS Acquisition Corp.
                   c/o Aetna Industries, Inc.
                   24331 Sherwood Avenue
                   P.O. Box 3067
                   Centerline, MI  48015
                   Facsimile No.:  816-759-2209
                   Attn:  Chief Executive Officer

                   with copies to:

                   Citicorp Venture Capital, Ltd.
                   399 Park Avenue - 14th Floor
                   New York, NY  10043
                   Facsimile No.:  212-888-2940
                   Attn:  Michael A. Delaney

                   and

                   Morgan, Lewis & Bockius LLP
                   101 Park Avenue
                   New York, NY  10178
                   Facsimile No.:  212-309-6273
                   Attn:  Philip H. Werner



       (vii) If to a Stockholder other than a CVC Stockholder, Berkshire Stockholder, Prudential Stockholder, Pruco Stockholder or State of Michigan Stockholder, to the address of such Person set forth in the stock records of Holding.

     (b) All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 8.17 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 8.17 be deemed given upon receipt, (y) if delivered by mail in the manner described above to the address as provided in this Section 8.17, be deemed given upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this Section 8.17, be deemed given upon the earlier of the first business day following the date sent by such reputable overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.17). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     8.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

     EACH OF THE PARTIES HERETO, OTHER THAN THE STATE OF MICHIGAN, CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN
(15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

     8.19 WAIVER OF JURY TRIAL.

     EACH PARTY, OTHER THAN THE STATE OF MICHIGAN, HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH SUCH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER

COMMON LAW AND STATUTORY CLAIMS. EACH SUCH PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                MS ACQUISITION CORP.

                                                By: /s/ Ueli Spring
                                                   ---------------------------
                                                      Name:  Ueli Spring
                                                      Title: President and
                                                             Chief Executive
                                                             Officer

                                                AETNA HOLDINGS, INC.

                                                By: /s/ Ueli Spring
                                                   ---------------------------
                                                      Name:  Ueli Spring
                                                      Title: President and
                                                             Chief Executive
                                                             Officer

                                                CITICORP VENTURE CAPITAL, LTD.

                                                By: /s/ David Y. Howe
                                                   ---------------------------
                                                      Name:  David Y. Howe
                                                      Title: Assistant Vice
                                                             President

                                                THE PRUDENTIAL INSURANCE
                                                  COMPANY OF AMERICA


                                                By: /s/ Stephen R. Haeckel
                                                   ---------------------------
                                                          Vice President


                                                PRUCO LIFE INSURANCE COMPANY


                                                By: /s/ B. Ross Smead
                                                   ---------------------------
                                                          Vice President

                                             THE BERKSHIRE FUND,
                                               A LIMITED PARTNERSHIP

                                              By: BERKSHIRE CAPITAL
                                                    ASSOCIATES,
                                                  LIMITED PARTNERSHIP
                                                  Its General Partner

                                             By: /s/ Russell L. Epker
                                                ----------------------------
                                                    A General Partner

                                             BERKSHIRE STOCKHOLDERS


                                              /s/ Bradley M. Bloom
                                              ------------------------------
                                              BRADLEY M. BLOOM


                                              /s/ J. Christopher Clifford
                                              ------------------------------
                                              J. CHRISTOPHER CLIFFORD


                                              /s/ Russell L. Epker
                                              ------------------------------
                                              RUSSELL L. EPKER


                                              /s/ Carl Ferenbach
                                              ------------------------------
                                              CARL FERENBACH


                                              /s/ Richard K. Lubin
                                              ------------------------------
                                              RICHARD K. LUBIN


                                              /s/ Lea Anne S. Ottinger
                                              ------------------------------
                                              LEA ANNE S. OTTINGER


                                              /s/ Kevin T. Callaghan
                                              ------------------------------
                                              KEVIN T. CALLAGHAN

                                                STATE OF MICHIGAN


                                                STATE TREASURER OF THE STATE OF
                                                MICHIGAN, AS CUSTODIAN OF THE
                                                PUBLIC SCHOOL EMPLOYEES'
                                                RETIREMENT SYSTEM; STATE
                                                EMPLOYEES' RETIREMENT SYSTEM;
                                                MICHIGAN STATE POLICE
                                                RETIREMENT SYSTEM; JUDGES'
                                                RETIREMENT SYSTEM; AND PROBATE
                                                JUDGES' RETIREMENT SYSTEM


                                                By:  /s/ Paul E. Rice
                                                     ---------------------------
                                                          Title: Administrator

                                                FORMER MANAGEMENT STOCKHOLDERS

                                                /s/ Jerome Singer
                                                --------------------------------
                                                JEROME SINGER


                                                /s/ Douglas A. Thal
                                                --------------------------------
                                                DOUGLAS A. THAL


                                                /s/ Robert J. Klein
                                                --------------------------------
                                                ROBERT J. KLEIN


                                                /s/ Steven Singer
                                                --------------------------------
                                                STEVEN SINGER

                                                      MANAGEMENT STOCKHOLDERS


                                                      /s/ Ueli Spring
                                                      --------------------------
                                                      UELI SPRING


                                                      /s/ Harold Brown
                                                      --------------------------
                                                      HAROLD BROWN


                                                      /s/ Gary Easterly
                                                      --------------------------
                                                      GARY EASTERLY


                                                      /s/ Edward Lawson
                                                      --------------------------
                                                      EDWARD LAWSON


                                                      /s/ Daniel Pierce
                                                      --------------------------
                                                      DANIEL PIERCE


                                                      /s/ David Thal
                                                      --------------------------
                                                      DAVID THAL


                                                      /s/ Ralph Bredenbeck
                                                      --------------------------
                                                      RALPH BREDENBECK


                                                      /s/ Theresa Johnson
                                                      --------------------------
                                                      THERESA JOHNSON

                                                                         Annex I


                                Ownership Chart

                                   [To Come]

                                                                      Exhibit A

                           Form of Joinder Agreement


Attention: Chief Executive Officer

Gentlemen:

     In consideration of the [transfer][issuance] to the undersigned of [a Warrant to purchase] _____ shares of [Class A] [Class B] Common Stock, par value $.01 per share, [Describe any other security being transferred] of MS Acquisition Corp., a Delaware corporation (the "Company"), the undersigned [represents that it is a Permitted Transferee of [Insert name of transferor] and]* agrees that, as of the date written below, [he] [she] [it] shall become a party to[, and a Permitted Transferee as defined in,]* that certain Stockholders Agreement dated as of August 13, 1996, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and [as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor,]* [shall be fully bound by, and subject to, the provisions of Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.7 and
3.2 of the Agreement that were applicable to the undersigned's transferor,]** [shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement,]*** [shall be fully bound by, and subject to, the provisions of Sections 2.1 and 2.2 [insert other provisions, if applicable]]**** as though an original party thereto and shall be deemed a [CVC Stockholder] [Management Stockholder] [Institutional Stockholder] [Former Management Stockholder] [Additional Stockholder] for [all]* [solely for]** [all]*** [solely for]**** purposes thereof.

     Executed as of the       day of         ,      .

             TRANSFEREE:
                        -------------------------------
             Address:
                        -------------------------------

                        -------------------------------

             ACKNOWLEDGED AND ACCEPTED:

                                        MS ACQUISITION CORP.

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

*    Include if transferee is a Permitted Transferee
**   Include if transferee is a Third Party
***  Include if transferee is an Additional Stockholder
**** Include if transferee is receiving securities from CVC

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS....................................................................   1

                                   ARTICLE I
                              CERTAIN DEFINITIONS

1.1  Defined Terms..........................................................   2

                                   ARTICLE II
                       TRANSFERS OF RESTRICTED SECURITIES

2.1  Restrictions Generally; Securities Act.................................  13
2.2  Legend.................................................................  13
2.3  Limitations on Repurchases, Dividends, Etc.............................  14
2.4  Transfers by Institutional Stockholders, Former Management
      Stockholders, Management Stockholders, and Additional Stockholders....  15
2.5  Right of First Offer...................................................  16
2.6  Involuntary Transfers..................................................  17
2.7  Sale of the Company....................................................  19

                                  ARTICLE III
                              RIGHTS OF INCLUSION
3.1  Rights of Inclusion....................................................  20
3.2  Article III Sales......................................................  21
3.3  Certain Transfers......................................................  22


                                   ARTICLE IV
                   REPURCHASE OF RESTRICTED SECURITIES OWNED
             BY MANAGEMENT STOCKHOLDERS OR ADDITIONAL STOCKHOLDERS


4.1  Sale Event.............................................................  22
4.2  Purchase Price.........................................................  23
4.3  Closing................................................................  23
4.4  Postponement...........................................................  24
4.5  Sale Event Agent.......................................................  24
4.6  Sale Event Claw-Back Provision.........................................  25


                                   ARTICLE V
                              CORPORATE GOVERNANCE


5.1  Board of Directors.....................................................  26

5.2  Removal.............................................................    27
5.3  Vacancies...........................................................    27
5.4  Designation of Proxy................................................    28
5.5  Committees of the Board; Subsidiary Boards..........................    28
5.6  Observer's Rights...................................................    28
5.7  Affirmative Board Vote..............................................    29
5.8  Action by Written Consent of Stockholders...........................    29
5.9  Regulatory Right....................................................    29

                                   ARTICLE VI
                        CERTAIN COVENANTS OF THE PARTIES

6.1  Registration of Common Stock........................................    30
6.2  Management Stockholders; Additional Stockholders....................    30
6.3  Stockholders List; Certain Notices..................................    31
6.4  Regulatory Compliance Cooperation...................................    31
6.5  Financial Disclosure................................................    32
6.6  Purchaser Representative............................................    33


                                  ARTICLE VII
                                RIGHTS OF OFFER

7.1  Rights of Offer.....................................................    34

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Governing Law.......................................................    35
8.2  Entire Agreement; Amendments........................................    35
8.3  Term................................................................    36
8.4  Certain Actions.....................................................    36
8.5  Inspection..........................................................    37
8.6  Recapitalization, Exchanges, Etc., Affecting Restricted Securities..    37
8.7  Compliance with Regulations.........................................    37
8.8  Waiver..............................................................    37
8.9  Successors and Assigns..............................................    37
8.10 Remedies............................................................    39
8.11 Income Tax Withholding..............................................    39
8.12 Invalid Provisions..................................................    39
8.13 Headings............................................................    40
8.14 Further Assurances..................................................    40
8.15 Gender..............................................................    40
8.16 Counterparts........................................................    40
8.17 Notices.............................................................    40

8.18  Consent to Jurisdiction and Service of Process......................   44
8.19  Waiver of Jury Trial................................................   45

Annex I -  Ownership Chart
Exhibit A - Form of Joinder Agreement